Exhibit 10.41

Named Executive Officer Compensation Information – 2016 Salaries and Target Bonus Percentages

The table below provides information regarding the annual base salaries and target bonus percentages for the Company’s named executive officers for the 2016 performance period:

Named Executive Officer	2016 Annual Base Salary	2016 Target Bonus Percentage (1)
Vincent J. Angotti Chief Executive Officer	$560,000	65%
Gregory T. Bates, DVM Senior Vice President of Regulatory Affairs and Quality	$367,156	40%
William G. Harris Senior Vice President of Finance and Chief Financial Officer	$403,429	40%
Richard Kim, MD Senior Vice President of Clinical Development and Medical Affairs, and Chief Medical Officer	$413,545	40%

(1) Represents a percentage of 2016 annual base salary.